Exhibit 99.1

TRIANGLE PETROLEUM ANNOUCES FOURTH QUARTER FISCAL YEAR 2014 EARNINGS AND CONFERENCE CALL & PROVIDES SELECT OPERATING METRICS

DENVER, Colorado, April 7, 2014 — Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE MKT: TPLM) today provides an operational update, fourth quarter fiscal year 2014 (“Q4 2014”) and fiscal year 2014 (“FY 2014”) (both ending January 31, 2014) estimates, and has scheduled its FY 2014 earnings conference call for April 15, 2014.

Select Fourth Quarter and Full Fiscal Year 2014 Operating Results

•                  FY 2014 average daily production of 5,286 Boepd

•                  Q4 2014 average daily production of 7,254 Boepd

•                  January 31, 2014 exit rate production of 8,193 Boepd (21-day trailing average)

•                  Net proved reserves increased to approximately 40,300 Mboe as of January 31, 2014 (approximately 40% PDP)

•                  Increased proved reserves SEC PV-10 to approximately $678 million

•                  Ended the year with approximately $82 million of cash and approximately $205 million drawn on credit facilities (90% E&P Segment (“E&P”), 10% RockPile Energy Services (“RockPile”))

Preliminary Consolidated Fourth Quarter and Full Fiscal Year 2014 Results

Estimated Results	Q4 2014E	FY 2014E
WTI NYMEX ($/Bbl)	$95.59	$98.05
Oil Differential ($/Bbl)	$(15.98)	$(9.98)
Realized Oil Price ($/Bbl)	$79.61	$88.07
Realized Oil Equivalent Price ($/Boe)	$73.98	$83.22
Lease Operating Expense ($/Boe)	$7.44	$7.49
Production Taxes ($/Boe)	$8.21	$9.33
Gathering, Transportation, Processing ($/Boe)	$4.13	$2.23
RockPile Gross Profit (000’s)(1)	$6,853	$15,872
Corporate Parent Cash G&A (000’s)	$2,704	$8,203
E&P Cash G&A (000’s)	$2,399	$7,777
RockPile Cash G&A (000’s)	$3,541	$11,116

(1) RockPile gross profit calculated as RockPile consolidated revenue minus RockPile consolidated cost of goods sold (excludes RockPile consolidated D&A).

Note: Segment Cash G&A includes cash and accruals. Does not include stock-based compensation.

•                  Summary preliminary data is based on the most current information available to management

•                  Triangle’s audit and financial reporting processes have not been fully completed

•                  Triangle’s actual financial results may be subject to change from the preliminary financial data, and differences could be material

Fourth Quarter Fiscal Year 2014 Earnings Call Information

Triangle has scheduled the release of its Q4 2014 financial results after the close of trading on Monday, April 14, 2014. Triangle will host a conference call on Tuesday, April 15, 2014 at 8:30 AM MT (10:30 AM ET) to provide an operational update and financial results of Triangle’s Q4 2014, followed immediately by a question and answer session. Triangle expects to file its annual report on Form 10-K and issue a press release providing an operational update and financial results prior to the conference call. The press release will be available upon issuance on Triangle’s homepage at www.trianglepetroleum.com.

Interested parties may dial-in using the conference call number (877) 870-4263. International parties may dial-in using (412) 317-0790. The Company recommends dialing into the conference call at least ten minutes before the scheduled start time.

A recording of the conference call will be available at (877) 344-7529 (conference # 10042582). For international participants, the replay dial-in number is (412) 317-0088 (conference # 10042582).

About Triangle

Triangle (NYSE MKT: TPLM) is a vertically integrated, growth-oriented energy company with a strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Forward-Looking Statements Disclosure

The information presented in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements include, but are not limited to, the risks discussed in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2013 and its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement as a result of new information, future developments, or otherwise.

Use of Segment Information

The Company often provides financial metrics for each of Triangle’s operating segments. However, the sum of the stand-alone revenue for each of Triangle’s operating segments differs from Triangle’s consolidated revenue for the corresponding reporting period. See Note 4 - Segment Reporting in Triangle’s consolidated financial statements in its Form 10-K for the fiscal year ended January 31, 2013 and Note 3 - Segment Reporting in Triangle’s consolidated financial statements in its Form 10-Q for the fiscal quarter ended October 31, 2013.

Contact

Triangle Petroleum Corporation
Justin Bliffen, Chief Financial Officer
303-260-7125
info@trianglepetroleum.com